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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT


                           PURSUANT TO SECTION 13 OR 15(D)
                        OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  AUGUST 1, 1997
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                          NORLAND MEDICAL SYSTEMS, INC.
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                (Exact name of registrant as specified in its charter)

DELAWARE                          0-26206                06-1387931
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(State or other jurisdiction   (Commission             (IRS Employer
 of incorporation)             File Number)          Identification No.)

106 CORPORATE PARK DRIVE, SUITE 106, WHITE PLAINS, NY           10604
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(Address of principal executive offices                         (Zip Code)

Registrant's telephone number, including area code: (914) 694-2285
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ITEM 5.  Other Events

         A purported shareholder's class action and derivative complaint entitled IRWIN I. MILLER V. REYNALD G. BONMATI ET. AL, DEFENDANTS, AND NORLAND MEDICAL SYSTEMS, INC., NOMINAL DEFENDANT (Civil Action No. 15849), was filed in the Court of Chancery of the State of Delaware, New Castle County, on August 1, 1997, against four members of the Company's Board of Directors (the "Individual Defendants"), Norland Medical Systems B.V. ("NMS BV"), and the Company. The action relates to the proposed acquisition (the "Acquisition") by the Company from NMS BV of all of the outstanding stock of Norland Corporation. The Acquisition is subject to the approval of the Company's stockholders at a stockholder's meeting scheduled for August 20, 1997. The complaint alleges that the Individual Defendants have breached their fiduciary duties of loyalty, candor and care in connection with the pending Acquisition, and that the Company's proxy statement relating to the stockholders' meeting does not contain full and fair disclosure with respect to the Acquisition. Plaintiff seeks, among other things: to enjoin the consummation of the Acquisition; to require that the Company make additional disclosures to its stockholders in connection with the Acquisition; damages in unspecified amounts; and costs, disbursements and counsel and expert fees.


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ITEM 7.  Financial Statements and Exhibits

    Exhibit 99.1 Press Release, dated August 6, 1997, of Norland Medical Systems, Inc.


                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  NORLAND MEDICAL SYSTEMS, INC.


Date:  August 7, 1997             By:/s/ Kurt W. Streams
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                                       Kurt W. Streams
                                       Vice President, Finance and Secretary